PRESS RELEASE
Energy Infrastructure Acquisition Corp.
1105 North Market Street
Suite 1300
Wilmington, Delaware 19801

FOR IMMEDIATE RELEASE

Contact:
Investor Relations / Financial Media:
Nicolas Bornozis
President
Capital Link, Inc.
230 Park Avenue, Suite 1536
New York, NY 10169
Tel: +1 212 661 7566
Email: nbornozis@capitallink.com
www.capitallink.com

ENERGY INFRASTRUCTURE ACQUISITION CORP.
ENTERS INTO DEFINITIVE AGREEMENT FOR
ACQUISITION OF NINE VLCCs AND UP TO $50,000,000 INVESTMENT

New York, New York, December 6, 2007— Energy Infrastructure Acquisition Corp. (AMEX:EII) (AMEX:EIIW) (“Energy Infrastructure” or the “Company”) today announced that it has entered into a definitive agreement pursuant to which it has agreed to purchase, through a newly-formed, wholly-owned subsidiary, Energy Infrastructure Merger Corporation, a Marshall Islands corporation (“EIMC”), nine very large crude carriers (“VLCCs”) from Vanship Holdings Limited, a Liberian corporation (“Vanship”).

The aggregate consideration is $778,000,000, consisting of $643,000,000 payable in cash from Energy Infrastructure’s trust fund and borrowings under a credit facility to be negotiated and $135,000,000 payable in the form of 13,500,000 shares of common stock of EIMC (the “Acquisition”). Additionally, Vanship will be eligible to earn an additional 3,000,000 shares of common stock of EIMC in each of the first and second 12-month periods following the merger (up to a total of 6,000,000 shares in the aggregate) based on the achievement of certain EBITDA hurdles associated with the purchased vessels (“Earn Out Tranches”).

Concurrently with the Acquisition, it is intended that Energy Infrastructure will consummate a merger with EIMC in which EIMC will be the surviving entity (the “Redomiciliation Merger”, and together with the Acquisition, the “Business Combination”).

Concurrently with and contingent on the closing of the Business Combination:

•
Vanship has agreed to purchase up to 5,000,000 units of EIMC to the extent necessary for EIMC to secure financing for the Acquisition at a purchase price of $10.00 per unit. Each unit will consist of 1 share of common stock and 1 common stock purchase warrant. The units will be identical to those that were issued in Energy Infrastructure’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing;

•
Mr. George Sagredos, Energy Infrastructure's President and COO and a Director, will convert convertible debt in the aggregate principal amount of $2,685,000 into 268,500 units, at a conversion price of $10.00 per unit. Each unit will consist of 1 share of common stock and 1 common stock purchase warrant. The units will be identical to those that were issued in Energy Infrastructure’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing;

•
Mr. George Sagredos will transfer to Vanship, at no additional cost to Vanship, 425,000 warrants purchased by a company controlled by him in a private placement of units in Energy Infrastructure made prior to Energy Infrastructure’s July 2006 IPO;

•
As a condition to the closing of the Business Combination, Mr. George Sagredos and Mr. Andreas Theotokis, Energy Infrastructure’s Chairman of the Board of Directors shall have agreed to the termination of stock options to purchase an aggregate of 3,585,000 shares of common stock (exercisable at $0.01 per share) that were issued to them prior to Energy Infrastructure’s July 2006 IPO;

•
Mr. George Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be issued 1,000,000 units of EIMC, consisting of 1 share of common stock and 1 common stock purchase warrant. These units will be identical to the units issued in Energy Infrastructure’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

On a pro forma basis, as a result of the Business Combination, assuming the full $50,000,000 equity investment is made by Vanship, Mr. Sagredos' conversion of the convertible debt, the issuance of 1,000,000 units to Mr. Sagredos, and without giving effect to the additional shares earnable in the Earn Out Tranches:

•	there will be 46,990,247 total shares outstanding on an undiluted basis;

•
there will be 53,247,054 total shares outstanding on a fully diluted treasury method basis, and based on cash in trust of approximately $10.30 per share as of September 30, 2007, which is the date of Energy Infrastructure’s most recent quarterly filing; and

•
on an undiluted basis, Vanship is expected to own approximately 39.4% and the Company’s management and directors are expected to own approximately 15.7% of EIMC’s outstanding shares of common stock, and on a fully diluted treasury method basis, Vanship is expected to own approximately 37.0% and the Company’s management and directors are expected to own approximately 14.5% of EIMC’s outstanding shares of common stock.

If the Business Combination is consummated, EIMC will be the first shipping company headquartered in Asia to be publicly traded in the United States.

Upon delivery of the vessels from Vanship, EIMC’s fleet will be comprised of 5 double hull VLCCs and 4 single hull VLCCs. These VLCCs transport crude oil principally from the Middle East to Asia. The vessels have a combined cargo-carrying capacity of 2,519,213 deadweight tons (“dwt”) and an average age of approximately 12.4 years. The vessels are currently 100% chartered out with an average remaining charter life of approximately 6.3 years. Three of the nine vessels have profit sharing arrangements.

The table below provides summary information about the fleet:

Type of Vessel	Daily Time Charter Hire Rate*	Type	Charter Expiry
DH1	39,500	Time Charter	May 2014	(1)
DH2	39,000	Time Charter	February 2017	(2)
DH3	43,800	Time Charter	December 2016
DH4	38,500	Time Charter	January 2017	(3)
DH5	28,900	Time Charter*	March 2009	(4)
DH5	30,000	Time Charter*	March 2019	(4)(5)
SH1	29,800	Time Charter	October 2010
SH2	32,000	Consecutive Voyage Charter	September 2009	(6)
SH3	32,800	Time Charter	June 2010	(7)
SH4	39,088	Time Charter	December 2011

* Gross time charter rate and net time charter equivalent (“TCE”) for consecutive voyage charter.
___________

(1)	Charterers have the option to extend time charter for an additional 3 years at $39,000 per day.
(2)	Based on 50% share of income (which is referenced to the Baltic International Tanker Routes (“BITR”)) in excess of US$44,000.
(3)	Income (which is referenced to BITR3) in excess of US$43,500 to be split equally.
(4)	Second time charter starts after expiry of first charter.
(5)	Based on 50% of actual annual net average daily time charter earnings (“actual earnings”) in excess of $30,000 but not exceeding $40,000, and 40% of actual earnings in excess of $40,000.
(6)	Estimated TCE.
(7)	Charterers have the option to extend time charter for an additional 2 years at $31,800 per day.

The average daily charter rate for double hull, or DH, vessels is approximately $37,940, and the average daily charter rate for single hull, or SH, vessels is approximately $33,422. The remaining charter life for DH vessels is approximately 9.24 years, and the remaining charter life for SH vessels is approximately 2.77 years.

Under the Share Purchase Agreement and subject to its ability to do so under applicable law, EIMC will pay a dividend of $1.54 per share to EIMC's public shareholders on the first anniversary of the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing that EIMC insiders shall have agreed, to waive any right to receive dividend payments in respect of the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of this one-time dividend to the public shareholders.

Following the Business Combination, Vanship’s founders and principals, Captain Charles Arthur Joseph Vanderperre and Mr. Fred Cheng, will be appointed as non-executive Chairman and Chief Executive Officer of EIMC, respectively.

“We are pleased to bring this significant acquisition to our shareholders”, said Mr. Andreas Theotokis, Chairman of the Board of Energy Infrastructure. “We believe that this transaction provides shareholders with an attractive fleet, combining first-rate charter parties and high visibility of medium-term cash flows, a solid platform for focused growth geared towards the Asian markets and an experienced management team to take the company forward.”

“I am delighted at this opportunity to bring our fleet of fully employed VLCCs to the public markets," said Mr. Fred Cheng, a founder and principal of Vanship. "With the ever increasing demand for crude oil all over the world, especially in China and India, the future of the VLCC fleet remains extremely attractive for further and extensive investment. A public platform provides the access to capital which will enable us to more fully take advantage of the unique opportunities that we believe we can identify and develop in the future.”

It is intended that after the closing of the Business Combination, technical management services in respect of the vessels will be provided by Univan Ship Management Ltd., a leading technical ship management company controlled by Captain Vanderperre, which has been in operation for over thirty years and presently manages in excess of 50 vessels.

Each of the Acquisition and the Redomiciliation Merger are conditioned upon the consummation of the other, and are each subject to customary closing conditions, including the approval of Energy Infrastructure’s stockholders.

Energy Infrastructure will also file a Current Report on Form 8-K disclosing further details on the fleet acquisition and investment and attaching a copy of the definitive Share Purchase Agreement.

In connection with the acquisition, Maxim Group LLC and The Investment Bank of Greece, the investment banking arm of Marfin Group, acted as financial advisors, New Century Capital Partners LLC rendered the fairness opinion, and Loeb & Loeb LLP (NY) and Vgenopoulos & Partners Law Firm (Athens) acted as legal advisors to Energy Infrastructure. Fortis Securities LLC acted as financial advisor and Watson, Farley & Williams (New York) LLP and Lea & White (Hong Kong) acted as legal advisors to Vanship.

About Energy Infrastructure

Energy Infrastructure is a blank check company that was formed for the specific purpose of consummating a business combination. Energy Infrastructure raised net proceeds of approximately $209.3 million, after partial exercise of the underwriter’s over-allotment option, through its initial public offering consummated in July 2006 and has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

About Vanship

Vanship is a shipping company focused on the Asian market with high quality Asian charterers such as DOSCO (Dalian Cosco), Sinochem Corporation, Formosa Petrochemical Corp., S-Oil Corporation, SK Shipping Corp. and Sanko Steamship Ltd. The company was established in 2001, and operates from Hong Kong in both the tanker and dry bulk segments of the shipping industry.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by this press release. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “forecast,” “outlook” and similar expressions identify some, but not all, of these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Energy Infrastructure’s stockholders to approve the stock purchase agreement and the transactions contemplated thereby; the number and percentage of Energy Infrastructure’s stockholders voting against the acquisition; the inability of either the Company, EIMC or Vanship to satisfy the conditions to completion of the acquisition; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Vanship is engaged; demand for the services that Vanship provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Energy Infrastructure’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the period ended December 31, 2006. The information set forth herein should be read in light of such risks. The Company and EIMC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Important Notices

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF THE COMPANY’S STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTION DESCRIBED IN THIS PRESS RELEASE. THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE ACQUISITION, SOME OF WHICH MAY DIFFER FROM, OR MAY BE IN ADDITION TO THOSE OF THE RESPECTIVE STOCKHOLDERS OF THE COMPANY GENERALLY. THOSE INTERESTS WILL BE DESCRIBED IN GREATER DETAIL IN THE PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE BUSINESS COMBINATION.

Additional Information about the Acquisition and Where to Find It

EIMC plans to file a Registration Statement on Form F-4 with the Securities and Exchange Commission (“SEC”) in connection with the merger, and Energy Infrastructure expects to mail a Proxy Statement/Prospectus to stockholders of Energy Infrastructure concerning the proposed acquisition and merger transactions.

ENERGY INFRASTRUCTURE’S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO:

ENERGY INFRASTRUCTURE ACQUISITION CORP.
1105 NORTH MARKET STREET
SUITE 1300
WILMINGTON, DELAWARE 19801
ATTENTION: MS. SUSAN DUBB
TELEPHONE: (302) 655-1771

THE REGISTRATION STATEMENT, PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE AT HTTP://WWW.SEC.GOV.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction.